SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) MARCH 29, 1997


                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                        1-9580                  76-0289495
(State of other jurisdiction of  (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

                      7135 ARDMORE HOUSTON, TEXAS         77054
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code(713) 747-1025

         ______________________________________________________________
         (Former name or former address, if changed since last report.)

ITEM 5. FINANCIAL STATEMENTS AND EXHIBITS

        (a) FINANCIAL STATEMENTS OF ACQUIRED COMPANY.

                1. Financial Statements of Manifold Valve Service, Inc.

                   Independent Auditor's Report..............................  4
                   Balance Sheets at December 31, 1995 and 1996 and
                    February 28, 1997 (Unaudited)............................  5
                   Statements of Income and Retained Earnings for the
                    Years Ended December 31, 1995 and 1996 and
                    Unaudited for Each of the Two Months Ended
                    February 28, 1996 and 1997...............................  7
                   Statements of Cash Flows for the Years Ended
                    December 31, 1995 and 1996 and Unaudited for Each
                    of the Two Months Ended February 28, 1996 and 1997.......  8
                   Notes to Financial Statements.............................  9

        (b) PRO FORMA FINANCIAL INFORMATION

                1. Pro Forma Financial Statements:

                   Pro Forma Condensed Consolidated Financial
                    Statements (Unaudited)................................... 13
                   Pro Forma Condensed Consolidated Statement of Income
                    for the Three Months Ended March 31, 1997 (Unaudited).... 14
                   Pro Forma Condensed Consolidated Statement of Income
                    for the Year Ended December 31, 1996 (Unaudited)......... 15
                   Notes to Pro Forma Condensed Consolidated Statements
                    of Income (Unaudited).................................... 16

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                          INDUSTRIAL HOLDINGS, INC.

                                          By: /s/ CHRISTINE A. SMITH
                                                  VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

Date: June 12, 1997

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
Manifold Valve Service, Inc.

We have audited the accompanying balance sheets of Manifold Valve Service, Inc. as of December 31, 1995 and 1996, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manifold Valve Service, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES LLP

Houston, Texas
February 21, 1997, except as to Note 10, which is as of March 29, 1997

                          MANIFOLD VALVE SERVICE, INC.

                                 BALANCE SHEETS

                                                   DECEMBER 31,
                                            ----------------------- FEBRUARY 28,
                                               1995         1996         1997
                                            ----------   ----------   ----------
                                                                     (Unaudited)
ASSETS
Current Assets:
    Cash and cash equivalents ...........   $   75,024   $  366,367   $  185,399
    Accounts receivable:
         Trade, net of allowance for
            doubtful accounts of $15,000       836,293    1,020,287    1,363,332
         Other ..........................        8,369        3,544          500
    Inventory ...........................      640,335      870,844      881,293
    Income taxes recoverable from parent          --         29,632         --
    Other current assets ................       26,256       29,014       30,007
                                            ----------   ----------   ----------
              Total current assets ......    1,586,277    2,319,688    2,460,531

Property and Equipment, net .............      575,459      739,976      821,066

Other Assets, net .......................       24,200         --           --
                                            ----------   ----------   ----------

              Total assets ..............   $2,185,936   $3,059,664   $3,281,597
                                            ==========   ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
    Accounts payable ....................   $  175,523   $  258,582   $  581,030
    Accrued expenses ....................       73,219      144,944       67,254
    Income taxes payable to parent ......       39,937         --        101,295
                                            ----------   ----------   ----------
              Total current liabilities .      288,679      403,526      749,579

Deferred Income Taxes Payable ...........       36,556       54,337       58,672

Commitments and Contingencies (Note 5)

Stockholder's Equity
    Common stock, $.01 par value; 10,000
      shares authorized, issued and
      outstanding .......................          100          100          100
    Additional paid-in capital ..........    1,106,172    1,106,172    1,106,172
    Retained earnings ...................      754,429    1,495,529    1,367,074
                                            ----------   ----------   ----------
         Total stockholder's equity .....    1,860,701    2,601,801    2,473,346
                                            ----------   ----------   ----------

         Total liabilities and
            stockholder's equity ........   $2,185,936   $3,059,664   $3,281,597
                                            ==========   ==========   ==========

              See accompanying notes to these financial statements.

                          MANIFOLD VALVE SERVICE, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                           YEARS ENDED DECEMBER 31,     TWO MONTHS ENDED FEBRUARY 28,
                                         ----------------------------   ----------------------------
                                             1995            1996           1996            1997
                                         ------------    ------------   ------------    ------------
                                                                                         (Unaudited)
Revenues .............................   $  5,860,346    $  6,373,825   $    880,162    $  1,761,888

Costs and Expenses:
    Cost of sales ....................      3,974,670       4,207,230        657,152       1,276,339
    Depreciation and amortization ....        128,149         159,105         21,783          16,216
    General and administrative .......        774,322         842,935        115,219         152,461
                                         ------------    ------------   ------------    ------------
              Total costs and expenses      4,877,141       5,209,270        794,154       1,445,016
                                         ------------    ------------   ------------    ------------
Income From Operations ...............        983,205       1,164,555         86,008         316,872

Other Income (Expense):
    Interest income (expense), net ...         (9,749)          7,538            380           2,982
    Other, net .......................         26,320           8,234           (332)            165
                                         ------------    ------------   ------------    ------------
              Total other income .....         16,571          15,772             48           3,147
                                         ------------    ------------   ------------    ------------
Income Before Income Tax Expense .....        999,776       1,180,327         86,056         320,019

Income Tax Expense:
    Federal:
         Current .....................        323,000         364,068         27,900          66,990
         Deferred ....................           --            17,781           --             4,335
    State ............................         50,500          57,378          4,100          10,630
                                         ------------    ------------   ------------    ------------
                                              373,500         439,227         32,000          81,955
                                         ------------    ------------   ------------    ------------
Net Income ...........................        626,276         741,100         54,056         238,064
Distributions to Parent ..............           --              --             --          (366,519)
Retained Earnings, beginning of period        128,153         754,429        754,429       1,495,529
                                         ------------    ------------   ------------    ------------
Retained Earnings, end of period .....   $    754,429    $  1,495,529   $    808,485    $  1,367,074
                                         ============    ============   ============    ============

              See accompanying notes to these financial statements.

                          MANIFOLD VALVE SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                                                  YEARS ENDED DECEMBER 31, TWO MONTHS ENDED FEBRUARY 28,
                                                  ------------------------ -----------------------------
                                                     1995         1996         1996         1997
                                                   ---------    ---------    ---------    ---------
                                                                                         (Unaudited)
Cash Flows From Operating Activities:
    Net income .................................   $ 626,276    $ 741,100    $  54,056    $ 238,064
    Adjustments to reconcile net income to
         net cash provided by operating
         activities:
         Depreciation and amortization .........     128,149      159,105       21,783       16,216
         Deferred income tax expense ...........        --         17,781         --          4,335
         Changes in assets and liabilities:
              Receivables ......................       4,799     (179,169)      (7,752)    (340,001)
              Inventory ........................     (99,419)    (230,509)      10,497      (10,449)
              Income taxes recoverable/
                  payable ......................      19,700      (69,569)      29,738      130,927
              Other current assets .............        (244)      (2,758)     (10,616)        (993)
              Accounts payable .................       2,834       83,059       18,940      322,448
              Accrued expenses .................    (312,726)      71,725       70,682      (77,690)
              Other ............................        --           --        (57,736)       8,851
                                                   ---------    ---------    ---------    ---------
         Net cash provided by operating
              activities .......................     369,369      590,765      129,592      291,708

Cash Flows From Investing Activities:
    Purchases of property and equipment ........     (79,809)    (317,153)      (3,625)    (106,157)
    Proceeds from sale of property and equipment        --         17,731         --           --
                                                   ---------    ---------    ---------    ---------
         Net cash used in investing activities .     (79,809)    (299,422)      (3,625)    (106,157)

Cash Flows From Financing Activities:
    Repayments of long-term debt ...............    (401,884)        --           --           --
    Distributions to parent ....................        --           --           --       (366,519)
                                                   ---------    ---------    ---------    ---------
         Net cash used in financing
         activities ............................    (401,884)        --           --       (366,519)
                                                   ---------    ---------    ---------    ---------
(Decrease) Increase in Cash and Cash
    Equivalents ................................    (112,324)     291,343      125,967     (180,968)

Cash and Cash Equivalents, beginning
    of period ..................................     187,348       75,024       75,024      366,367
                                                   ---------    ---------    ---------    ---------

Cash and Cash Equivalents, end of
    period .....................................   $  75,024    $ 366,367    $ 200,991    $ 185,399
                                                   =========    =========    =========    =========

Supplemental Cash Flow Disclosures:
    Interest paid ..............................   $  23,073    $    --      $    --      $    --
    Income taxes paid ..........................   $ 349,500    $ 393,700    $    --      $    --
                                                   =========    =========    =========    =========

              See accompanying notes to these financial statements.

                          MANIFOLD VALVE SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

        ORGANIZATION - Manifold Valve Service, Inc. (the Company) primarily repairs and remanufactures high pressure valves that are principally used in oil and gas drilling applications, primarily along the U.S. Gulf Coast and worldwide. The Company is wholly-owned by Catalyst Energy Services, Inc. (CESI).

        REVENUE RECOGNITION - Revenue on valve repair and remanufacture services is recognized upon the delivery of the equipment to the customer.

        INVENTORY - Inventories are stated at the lower of cost or market with cost determined using the first-in, first-out method for the valve parts and specific identification for valve finished goods.

        USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

        PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is recorded using the straight-line method over a range of estimated useful lives of the assets as follows:

                Building                              10 years
                Machinery and equipment               5-10 years
                Vehicles                              5 years
                Furniture and fixtures                3-10 years

      INCOME TAXES - The accounts of the Company are included in the consolidated federal income tax return of CESI. The income taxes recognized in the accompanying financial statements were determined on a separate return basis. Deferred income taxes are accounted for under the liability method, whereby deferred tax assets and liabilities are recognized for the expected tax effect of current differences between the tax and financial reporting bases of the Company's assets and liabilities. The Company's deferred tax liability represents the difference between tax and financial reporting methods for determining the depreciation on property and equipment.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

      CONCENTRATION OF CREDIT RISK - The Company maintains deposits in banks which may exceed the amount of federal deposit insurance available. Management believes that the risk of any possible deposit loss is minimal.

                          MANIFOLD VALVE SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:  (continued)

      NEW ACCOUNTING STANDARDS - The Financial Accounting Standards Board (the
      FASB) issued SFAS No. 121 entitled IMPAIRMENT OF LONG-LIVED ASSETS which is effective beginning in 1996. SFAS No. 121 specifies certain events and circumstances which indicate the cost of an asset or assets may be impaired, the method by which the evaluation should be performed and the method by which writedowns, if any, of the asset or assets are to be determined and recognized. SFAS No. 121 did not have a material impact on the Company's financial condition or operating results upon implementation.

      The FASB also issued SFAS No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, effective for fiscal years beginning after December 15, 1995. This statement allows companies to choose to adopt the statement's new rules for accounting for employee stock-based compensation plans. For those companies which choose not to adopt the new rules, the statement required disclosures as to what earnings and earnings per share would have been if the new rules had been adopted. SFAS No. 123 did not have a material impact on the Company's financial condition or operating results upon implementation.

      UNAUDITED INTERIM INFORMATION: The balance sheet as of February 28, 1997 and the statements of income and retained earnings for the two months ended February 28, 1996 and 1997 (February 29 for 1996, but is presented herein as February 28), were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals), which are necessary to properly reflect the financial position of the Company as of February 28, 1997, and the results of its operations and its cash flows for the two months ended February 28, 1996 and 1997. The results of operation for the interim periods presented are not necessarily indicative of the results to be expected for the year.


2.    INVENTORY:

      Inventory consisted of the following categories at December 31, 1995 and 1996:


                                           DECEMBER 31,
                                  -----------------------------     FEBRUARY 28,
                                      1995             1996             1997
                                  ------------     ------------     ------------
                                                                    (Unaudited)
Valve parts .................     $    274,714     $    377,616     $    355,196
Valve finished goods ........          365,621          493,228          526,097
                                  ------------     ------------     ------------
                                  $    640,335     $    870,844     $    881,293
                                  ============     ============     ============

                          MANIFOLD VALVE SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS

3.    PROPERTY AND EQUIPMENT:

      Property and equipment consisted of the following:


                                            DECEMBER 31,
                                   ----------------------------    FEBRUARY 28,
                                       1995            1996            1997
                                   ------------    ------------    ------------
                                                                    (Unaudited)
Building ........................  $      4,919    $      4,919    $      4,919
Transportation equipment ........       144,917         144,917         247,818
Office equipment and machinery ..       726,805       1,017,869       1,021,125
                                   ------------    ------------    ------------
                                        876,641       1,167,705       1,273,862
Less accumulated depreciation and
     amortization ...............      (301,182)       (427,729)       (452,796)
                                   ------------    ------------    ------------
                                   $    575,459    $    739,976    $    821,066
                                   ============    ============    ============

4.    INCOME TAXES:

      The following is a reconciliation of expected to actual income tax expense:


                                                     YEARS ENDED DECEMBER 31,
                                                  ------------------------------
                                                      1995              1996
                                                  ------------      ------------
Federal income tax expense at 34% ..........      $    339,924      $    401,311
State income taxes and
      nondeductible expenses ...............            33,576            37,916
                                                  ------------      ------------
                                                  $    373,500      $    439,227
                                                  ============      ============

5.    RELATED PARTY TRANSACTIONS:

      In January 1992, the Company entered into a five-year lease agreement with the president of the Company for the lease of real property located in Jennings, Louisiana. In December 1996, the Company signed a three-year renewal extending the lease term through December 31, 1999, at a lease rate of $5,000 per month. Rent expense was $60,000 for the years ended December 31, 1995 and 1996.

      Effective January 1992, the Company entered into separate five-year employment agreements with three of its officers. As part of the agreement, the Company agreed to pay an annual performance bonus equal to 30% of annual adjusted earnings before interest and taxes in excess of $500,000. The bonus was not to exceed an aggregate of $800,000 during the term of the agreements, which aggregate was met during 1996. In addition, the officers agreed not to compete with the Company for the three years subsequent to the expiration of the agreement. Effective November 1996, the Company entered into new two-year employment agreements with the same three officers. As part of these agreements, the Company has agreed to pay the three officers collectively, an annual performance bonus equal to 2% of the Company's adjusted earnings before interest and taxes, as defined.

                          MANIFOLD VALVE SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS


5.    RELATED PARTY TRANSACTIONS:

      For the years ended December 31, 1995 and 1996, the Company recognized expenses of approximately $240,000 and $208,000, respectively, related to these bonus agreements.

6.    MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

      The Company's ten largest customers generated approximately 84% and 80% of its revenues for the years ended December 31, 1995 and 1996, respectively. The largest customer represented 18% and 17% of the Company's revenues for the years ended December 31, 1995 and 1996, respectively.

      Three customers (representing in excess of 10% individually) had balances that approximated 60% and 44% of the outstanding accounts receivable at December 31, 1995 and 1996, respectively, and two customers approximated 51% at February 28, 1997. The Company performs ongoing evaluations of its customers and generally does not require collateral. The Company assesses its credit risk and provides an allowance for doubtful accounts which it deems doubtful of collection.

7.    BENEFIT PLAN:

      The Company participates in CESI's defined contribution 401(k) plan covering substantially all of its employees who have completed one year of service. The Company makes contributions to the Plan at its discretion and such contributions vest to the participants over a five-year period. The Company made contributions to the Plan during the years ended December 31, 1995 and 1996, of approximately $32,000 and $28,000, respectively.


8.    CREDIT FACILITY:

      In September 1995, the Company entered into a revolving credit facility with a bank. This facility allowed the Company to borrow an amount relative to certain current assets, up to a maximum of $500,000. The interest rate charged was the bank's prime rate plus 3/4% and was payable monthly. The Company had no outstanding amounts at December 31, 1995 under this facility, which was canceled in December 1996.


9.    FAIR VALUE OF FINANCIAL INSTRUMENTS:

      The Company's financial instruments consist of trade receivables and payables. The Company believes the carrying value of these financial instruments approximate their estimated fair value.

                          MANIFOLD VALVE SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS

10.   SUBSEQUENT EVENT:

      Effective March 1, 1997, CESI contracted to sell 100% of the outstanding common stock of the Company to a third party for consideration valued at approximately $6,450,000.

                          MANIFOLD VALVE SERVICE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                            INDUSTRIAL HOLDINGS, INC.
                        PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

      The following unaudited pro forma financial statements give effect to the acquisition by Industrial Holdings, Inc. ("IHI") of Manifold Valve Service, Inc. ("MVS") in a transaction accounted for as a purchase which closed March 1997. The allocation of purchase price is based on preliminary information currently available and will be revised as necessary prior to the issuance of the 1997 financial statements, although no material adjustments are anticipated.

      The unaudited pro forma condensed consolidated statements of income are based on the income statements of IHI in the 1996 Annual Report filed on Form 10-K and in the Report on Form 10-Q for the quarter ended March 31, 1997, the statements of income for LSS-Lone Star Houston, Inc. ("Lone Star") for the year ended December 31, 1996 and the month ended January 31, 1997 (not presented separately herein), the income statement of American Rivet Company, Inc. ("American") for the ten months ended October 31, 1996 (not presented separately herein) and the income statement of MVS for the year-ended December 31, 1996 and the two month period ended February 28, 1997. The unaudited pro forma condensed consolidated statements of income combine the results of operations of IHI, Lone Star, American and MVS for the year ended December 31, 1996 as if the acquisitions had occurred on January 1, 1996 and combine the results of operations of IHI, Lone Star and MVS for the three months ended March 31, 1997 as if the acquisitions had occurred on January 1, 1997.

      These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of IHI in the 1996 Annual Report filed on Form 10-K and in the Report on Form 10-Q for the quarter ended March 31, 1997 and the financial statements of American filed with Form 8-K/A dated November 18, 1996, Lone Star filed with Form 8-K/A dated February 6, 1997 and MVS included elsewhere in this Form 8-K.

                            INDUSTRIAL HOLDINGS, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                 (000'S OMITTED)

                                                                                  PRO FORMA
                                                                      -----------------------------------
                                                                     ACQUISITION ADJUSTMENTS
                                              HISTORICAL                    (NOTE 1)
                                   -------------------------------    --------------------
                                     IHI         MVS      LONE STAR     MVS       LONE STAR      COMBINED
                                   --------    --------   --------    --------    --------       --------
Sales ..........................   $ 17,304    $  1,762   $  1,268    $   --      $   --         $ 20,334
Cost of sales ..................     12,755       1,293        982        --             6(c)      15,036
                                   --------    --------   --------    --------    --------       --------
Gross profit ...................      4,549         469        286        --            (6)         5,298
Operating expenses .............      3,327         152        371        --           (48)(a)      3,832
                                       --          --         --            17          13(c)        --
                                   --------    --------   --------    --------    --------       --------
Income from operations .........      1,222         317        (85)        (17)         29          1,466

Other income (expense):
   Interest expense ............       (434)       --          (26)       --             1(d)        (459)
   Interest income .............         53           3       --            (3)       --               53
   Other income (expense) ......         10        --           (8)       --             8(e)          10
                                   --------    --------   --------    --------    --------       --------
    Total other income (expense)       (371)          3        (34)         (3)          9           (396)
                                   --------    --------   --------    --------    --------       --------

Income before income taxes .....        851         320       (119)        (20)         38          1,070

Income tax expense .............        333          82        (37)         (5)          8(f)         381
                                   --------    --------   --------    --------    --------       --------
Net income .....................   $    518    $    238   $    (82)   $    (15)   $     30       $    689
                                   ========    ========   ========    ========    ========       ========

Earnings per share (g)             $    .09                                                      $    .10
                                   ========                                                      ========

                            INDUSTRIAL HOLDINGS, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (000'S OMITTED)

                                                                                              PRO FORMA
                                                                            ---------------------------------------------
                                                                                   ACQUISITION ADJUSTMENTS
                                              HISTORICAL                                  (NOTE 1)
                                ----------------------------------------    ----------------------------------
                                   IHI        MVS   LONE STAR   AMERICAN      MVS     LONE STAR     AMERICAN     COMBINED
                                --------    ------   --------    -------    -------    -------    ------------   --------
Sales .......................   $ 51,423    $6,374   $ 15,474    $ 7,699       --         --          --         $ 80,970
Cost of sales ...............     40,849     4,366      9,498      5,930       --      $    26         (14)(c)       --
                                              --         --         --         --        2,163             (b)     62,676
                                    --        --         --         --         --         --          (142)(a)       --
                                --------    ------   --------    -------    -------    -------    ------------   --------
Gross profit ................     10,574     2,008      5,976      1,769       --       (2,189)        156         18,294
Operating expenses ..........      8,002       843      5,587      1,355       --         (392)       (479)(a)     13,250
                                    --        --         --         --         --       (2,163)       --   (b)       --
                                    --        --         --         --          205        160         132 (c)       --
                                --------    ------   --------    -------    -------    -------    ------------   --------
Income from operations ......      2,572     1,165        389        414       (205)       206         503          5,044

Other income (expense):
 Interest expense ...........     (1,336)     --         (114)      --         --         (183)       (431)(d)     (2,064)
 Interest income ............        160         8       --           79         (8)      --           (79)(e)        160
 Other income (expense) .....        139         8          1        (89)        (8)        (1)         89 (e)        139
                                --------    ------   --------    -------    -------    -------    ------------   --------
 Total other income (expense)     (1,037)       16       (113)       (10)       (16)      (184)       (421)        (1,765)
                                --------    ------   --------    -------    -------    -------    ------------   --------
Income before income taxes ..      1,535     1,181        276        404       (221)        22          82          3,279

Income tax expense ..........        408       439         90        181        (13)         7          37 (f)      1,149
                                --------    ------   --------    -------    -------    -------    ------------   --------
Net income ..................   $  1,127    $  742   $    186    $   223    $  (208)   $    15    $     45       $  2,130
                                ========    ======   ========    =======    =======    =======    ============   ========

Earnings per share (g)          $    .26                                                                         $    .38
                                ========                                                                         ========

Note 1 - The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition and the issuance of debt related to the acquisition outlined in Note 1 to the pro forma balance sheet:

      a. Reduce cost of sales and selling, general and administrative expenses for reductions in executive payrolls, reductions in professional fees, elimination of directors fees, reduction in executive benefits, elimination of profit sharing plan contributions and elimination of expenses related to Florida real estate.

      b. Reclassify amounts from selling general and administrative expenses to cost of sales.

      c. Adjust depreciation and amortization expense for changes resulting from (i) the increase in acquired property, plant and equipment as a result of the allocation of the purchase price and (ii) amortization of acquired goodwill over 20 years.

      d. Adjust interest expense (i) for Lone Star on $1,700,000 of 8.25% term debt, $1,400,000 8.25% Comerica Bank demand note and 8% $500,000 term note payable to seller and (ii) for American on $1,800,000 of 8.25% term debt, $3,712,000 8.25% Comerica Bank demand note, 12% $3,500,000 bridge note and $3,600,000 reduction in short term borrowings as a result of application of net proceeds from the exercise of 621,914 Class A Warrants.

      e.     Eliminate interest income and other income.

      f. Increase in income taxes as a result of the pro forma pretax earnings of the acquired subsidiary.

      g. Increase in earnings per share as a result of pro forma earnings of the acquired subsidiary and increase in weighted average of common stock equivalents (i) for MVS for the effect of 600,000 shares of IHI common stock issued to the selling shareholder (ii) for Lone Star for the effect of 84,211 shares of IHI common stock issued to selling shareholder, (iii) for American for the effect of 540,000 warrants, and (iv) the issuance of 621,914 shares of common stock and the related common stock equivalents for the additional incentive warrants issued in connection with the exercise of Class A Warrants.